

Clinical Global Severity, Baseline to 2 Years
Among most severely ill 7
Severely ill 6
Markedly ill 5
Moderately ill 4
Mildly ill 3
Borderline mentally ill 2
Normal 1
Baseline
Week 8
6 Months
2 Years
** Statistically Significant Difference from Baseline, p<.001


Clinical Global Improvement, Week 8 to 2 Years
Minimally Improved
CGI=3
Much Improved
CGI=2
Very Much Improved
CGI=1
Week 8
6 Months
2 Years


HDRS Score
50
45
40
35
30
25
20
15
10
5
0
Baseline
Week 8
6 Months
2 Years
A
B
C
D
E
F
G
H
I
J
K
L
M


QIDS
Improvement %
60
40
20
0
median
mean
responders
rEEG 56.25 39.45 57.14
TMAP 14.58 15.87 0
Percent Change


Q-LES-Q
Improvement
0
5
10
15
median
mean
responders
rEEG
11
14.9
2
TMAP
7
6.8
0
Absolute Change (rating is%)



rEEG ©
TMAP
rEEG ©/TMAP
0.50
0.40
0.30
0.20
0.10
0.00
-0.10
-0.20
-0.30
-0.40
-0.50
-0.60
-0.70
-0.80
-0.90
-1.00
-20
-10
0
10
20
30
40
50
60
QIDS % Change
Q-LES-Q Change (absolute)